Exhibit 10.3

CONSULTING AND MANAGEMENT SERVICES AGREEMENT

This CONSULTING AND MANAGEMENT SERVICES AGREEMENT is made as of _____________, 2008, between and among The Hong Kong Winalite Group Limited, a Hong Kong company (“Winalite”); and the following (the “Distributor”):

Name of company:   _____________________________________________________________

Country and location of legal organization: ___________________________________________

Distributor’s initials: __________                 Winalite’s initials: __________

Each of the foregoing is referred to as a “Party” and together as the “Parties”. Capitalized terms not otherwise defined have the meanings assigned to them in Exhibit A to this Agreement.

RECITALS

A.

By an Exclusive International Distribution Agreement between the Parties dated as of ________, 2008 (the “Distribution Agreement”), Winalite has appointed Distributor to be its exclusive distributor within the Territory of the Products, as those terms are defined in the Distribution Agreement.

B.

Distributor desires to obtain from Winalite certain consulting, management, technical, marketing, financial and/or other services, and Winalite is willing to provide those services, on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by the Parties, the Parties agree as follows:

AGREEMENT

1.

The Services.

(a)

During the Term of this Agreement, Winalite will provide to Distributor, upon written request, any or all of the consulting, management, technical, marketing, financial and/or other services identified on Exhibit B (the “Services”), in consideration for the payment of the fee(s) set forth on Exhibit C (the “Fees”).

(b)

Winalite will provide the Services using personnel with appropriate skills and experience. Winalite will designate the personnel, and determine the time and place at which the Services will be provided, consistent with reasonable practice in the industry in which Distributor is engaged.

(c)

Winalite will not undertake operational responsibilities in connection with providing the Services hereunder and will serve only in an advisory capacity, providing only recommendations to Distributor.

2.

Representations and Warranties.   Each Party represents and warrants to the other, as to itself and not as to the other, as follows:

(a)

It is a company duly organized under the laws of the country identified in its address on the signature page of this Agreement and has all requisite corporate power and authority to enter into, deliver and perform its obligations under this Agreement. When duly executed and delivered by it, this Agreement will constitute an obligation which is valid, binding on and enforceable against it.

(b)

All corporate action necessary to execute, deliver and perform its obligations under this Agreement has been duly taken.

3.

Limitation of Liability.   Winalite will have no liability to Distributor arising out of the performance of the Services unless due to the gross negligence or willful misconduct of Winalite or any of the personnel assigned by Winalite to perform the Services. In no event will Winalite have any responsibility for consequential damages or loss of profits of Distributor.

4.

Confidentiality.   Notwithstanding any other provision of this Agreement, the Parties agree to maintain in confidence, and not to disclose to other Person, either during the Term of this Agreement or during a period of five (5) years thereafter, any and all Confidential Information furnished by a Party (the “Disclosing Party”) to the other Party (the “Receiving Party”). “Confidential Information” means and includes any information of any nature except for information (i) which at the time of disclosure is, or subsequently becomes, part of the public domain through no fault of the Receiving Party, (ii) which at the time of disclosure, is already known to the Receiving Party and the Receiving Party can prove such prior knowledge, or (iii) which is subsequently disclosed on a non-confidential basis to the Receiving Party by a third Party whose receipt and disclosure does not constitute a violation of any confidentiality obligation to the Disclosing Party. Confidential Information may include, but will not be limited to, processes, compilations of information, records, specifications, cost and pricing information, customer lists, catalogs, booklets, technical advertising and selling data, samples, and the fact of the Disclosing Party’s intent to manufacture, market, sell or distribute any new product, and except for information which is public or general industry knowledge, all information furnished by the Disclosing Party to the Receiving Party will be considered to be Confidential Information, whether or not specifically so designated. The Receiving Party will take all reasonable steps to protect the Confidential Information from unauthorized disclosure, including, but not limited to, informing its employees in writing of the confidential nature of the information and binding those employees to maintain the confidentiality of the information to the same extent as provided herein. The Receiving Party further agrees not to use any Confidential Information in any way, directly or indirectly, except as required in the course of the performance of the terms of this Agreement and approved in writing and in advance by the Disclosing Party.

5.

Compliance with Laws.  Each Party will at all times and at its own expense (a) strictly comply with all applicable laws, rules, regulations and governmental orders, now or hereafter in effect, relating to its performance of this Agreement, (b) pay all fees and other charges required by such laws, rules, regulations and orders, and (c) maintain in full force and effect all licenses, permits, authorizations, registrations and qualifications from all applicable governmental departments and agencies to the extent necessary to perform its obligations hereunder.

6.

Term and Termination.  The term of this Agreement (the “Term”) will commence on the date first set forth above and continue until terminated in accordance with this Section 6. This Agreement may be terminated at any time by Winalite, and upon sixty (60) days’ advance notice by Distributor, by written notice delivered to the non-terminating Party specifying the effective date of such termination. Expiry or termination of this Agreement in accordance with its terms will not give either party the right to claim any damages or compensation, indemnity or reimbursement whatsoever from the other by reason of such expiry or termination (including, but not limited to, any claims in respect of present or prospective loss of profits or distribution rights, or any similar loss or for expenditures, investments, commitments or otherwise), but  such expiry or termination will be without prejudice to any rights or remedies available to, or any obligations or liabilities accrued to, either party at the effective date of termination.

7.

Dispute Resolution.

(a)

Friendly Negotiations.   The parties will attempt in the first instance to resolve all disputes arising out of or relating to this Agreement (“Disputes”) through friendly consultations.

(b)

Commencement of Arbitration.   If no mutually acceptable settlement of the Dispute is made within sixty (60) days from the commencement of the settlement negotiation or if any Party refuses to engage in any settlement negotiation, any Party may submit the Dispute for arbitration.

(c)

Arbitration.   If a Dispute is not resolved by consultations within sixty (60) days after one Party has served written notice on the other Party for the commencement of such consultations, then such Dispute will be finally settled and determined by arbitration in Hong Kong under the Arbitration Rules of the United Nations Commission on International Trade Law by arbitrators appointed in accordance with such Rules. The arbitration and appointing authority will be the Hong Kong International Arbitration Centre (“HKIAC”). The arbitration will be conducted by a panel of three arbitrators, one chosen by Winalite, one chosen by Distributor, and the third by agreement of the Parties; failing agreement within thirty (30) days of commencement of the arbitration proceeding, the HKIAC will appoint the third arbitrator. The proceedings will be confidential and conducted in English. The arbitral tribunal will have the authority to grant any equitable and legal remedies that would be available in any judicial proceeding instituted to resolve a disputed matter, and its award will be final and binding on the parties. The arbitral tribunal will determine how the parties will bear the costs of the arbitration. Notwithstanding the foregoing, each Party will have the right at any time to immediately seek injunctive relief, an award of specific performance or any other equitable relief against the other Party in any court or other tribunal of competent jurisdiction. During the pendency of any arbitration or other proceeding relating to a Dispute between the parties, the parties will continue to exercise their remaining respective rights and fulfill their remaining respective obligations under this Agreement, except with regard to the matters under dispute.

8.

Miscellaneous.

(a)

Independent Contractor.  The Parties specifically acknowledge and agree that Winalite is an independent contractor under this Agreement, and that this Agreement does not establish either Party as an agent, partner, joint venturer, employee, servant, or legal representative of the other for any purpose whatsoever, and neither has the right to bind the other in any way.

(b)

Further Assurances.   Each Party will execute and/or cause to be delivered to each other Party such instruments and other documents, and will take such other actions, as such other Party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

(c)

Fees and Expenses.   Each Party will bear its own fees and expenses incurred in connection with the negotiation, execution and performance of its obligations under this Agreement and any other agreements relating hereto.

(d)

Notices.   Any notice or other communication required or permitted to be delivered to any Party will be in writing and will be deemed properly delivered, given and received upon dispatch by hand, registered mail, courier or express delivery service with receipt confirmed by signature of the addressee, to the address set forth beneath the name of such Party below (or to such other address as such Party may specify in a written notice given to the other Parties):

If to Winalite：	The Hong Kong Winalite Group Ltd. 606, 6/F, Ginza Plaza, Mongkok, Kowloon, Hong Kong, S.A.R. Attn: President or CEO Fax: 86-20-22268318

With Copies to:	Thelen Reid Brown Raysman & Steiner LLP 101 Second Street, Suite 1800 San Francisco, CA 94105 Attn: Thomas M. Shoesmith Fax: +1 415 371 1200

If to Distributor：	[Name] [Address] Attn: Fax:

With Copies to:	Thelen Reid Brown Raysman & Steiner LLP 101 Second Street, Suite 1800 San Francisco, CA 94105 Attn: Thomas M. Shoesmith Fax: +1 415 371 1200

(e)

Publicity.   No press release, publicity, disclosure or notice to any Person concerning any of the transactions contemplated by this Agreement will be issued, given, made or otherwise disseminated by Distributor at any time without the prior written approval of Winalite.

(f)

Headings, Gender and Usage.   The headings contained in this Agreement are for convenience of reference only, and will not be deemed to be a part of this Agreement and will not be referred to in connection with the construction or interpretation of this Agreement. For purposes of this Agreement: (i) the words “include” and “including” will be taken to include the words, “without limitation;” and (ii) whenever the context requires, the singular number will include the plural, and vice versa; and each of the masculine, feminine and neuter genders will refer to the others.

(g)

Governing Law and Language.   This Agreement, including all matters of construction, validity and performance, will in all respects be governed by, and construed in accordance with, the laws of Hong Kong, S.A.R. (without giving effect to principles relating to conflict of laws).  This Agreement is written in English and the English language will govern any interpretation of this Agreement.

(h)

Successors and Assigns; Parties in Interest.   Except as otherwise expressly provided herein, the provisions of this Agreement will inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the Parties.

(i)

Assignments, Successors, and No Third-Party Rights.   Distributor may not assign any of its rights or delegate any of its obligations under this Agreement without the prior written consent of Winalite. Without the prior written consent of Distributor, Winalite may only assign its rights or delegate its obligations under this Agreement to an affiliate controlled by, or under common control with, Winalite. No Person not a Party to this Agreement or a permitted assignee has any rights under this Agreement.

(j)

Amendments.   This Agreement may not be amended, modified, altered or supplemented other than in a writing duly executed and delivered on behalf of all Parties.

(k)

Interpretation.  Each Party acknowledges that it has participated in the drafting of this Agreement, and any applicable rule of construction to the effect that ambiguities are to be resolved against the drafting Party will not be applied in connection with the construction or interpretation of this Agreement.

(l)

Severability.   In case any provision of the Agreement will be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions will not in any way be affected or impaired thereby.

(m)

Waiver.   No failure or delay by any Party to exercise any right, power or remedy under this Agreement will operate as a waiver of any such right, power or remedy.

(n)

Entire Agreement.   The Agreement sets forth the entire understanding of the Parties relating to the subject matter hereof and supersedes all prior agreements and understandings, written or oral, among or between any of the Parties relating to the subject matter hereof.

(o)

Counterparts. This Agreement may be executed in any number of counterparts. When each Party has signed and delivered to all other Parties at least one such counterpart, each of the counterparts will constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have executed this Consulting and Management Services Agreement as of the date first above written.

“Winalite”

The Hong Kong Winalite Group, Ltd.

By:    _____________________________

Print name and title:
_____________________________
_____________________________

_____________________________

Address：

606, 6/F, Ginza Plaza, Mongkok, Kowloon

Hong Kong, S.A.R.

“Distributor”

______________________________________

By:    _________________________________

Its:    __________________________________

Print name and title:

_____________________________

_____________________________

_____________________________

Address:

______________________________

______________________________

______________________________

EXHIBIT A

Definitions

As used in this Consulting and Management Services Agreement, the following capitalized terms have the meanings assigned to them in this Exhibit A:

“Confidential Information”	is defined in Section 4.
“Disputes”	is defined in Section 7(a).
“Distribution Agreement”	is defined in Recital A.
“Distributor”	is defined in the first paragraph of this Agreement.
“Fee” or “Fees”	is defined in Section 1(a).
“HKIAC”	is defined in Section 7(c).
“Party” and “Parties”	are defined in the first paragraph of this Agreement.
“Person”	means an individual, a corporation, a partnership, an association, a trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.
“Products”	is defined in the Distribution Agreement.
“Services”	is defined in Section 1(a).
“Term”	is defined in Section 6.
“Territory”	is defined in the Distribution Agreement.
“Winalite”	is defined in the first paragraph of this Agreement.

EXHIBIT B

Services

EXHIBIT C

Fees

Alternative A

In consideration of the Services, Distributor will pay to Winalite the following amounts (collectively, the “Fee”). Amounts are payable within 30 days of invoice therefor.

Senior management:

US$300.00 per hour

Middle management:

US$150.00 per hour

Managerial, technical

and other support personnel：

US$75.00 per hour

Travel and other out-of-

pocket expenses

At cost, upon presentation of reasonable supporting documentation

Taxes.   All payments by Distributor to Winalite hereunder for Fees will be received in full, net of any sales or service tax, VAT or other tax of any kind whatsoever imposed by any governmental authority with respect to Services rendered hereunder. In the event any tax (other than a tax imposed on the turnover, income or profit of Winalite) should be required by any governmental authority to be withheld or paid by Distributor with respect to any payments made to Winalite for Services rendered, Distributor agrees to pay such tax or withholding, and if such tax or withholding is required to be paid by Winalite, Distributor agrees to reimburse Winalite therefor.

Payment.  Payment of all Fees will be by any reasonable method specified from time to time by Winalite in a written notice delivered to Distributor.